Exhibit 10.a. (xxvii)

June 30, 1995



Alexander & Baldwin, Inc.
A&B-Hawaii, Inc.
822 Bishop Street
Honolulu, Hawaii 96801

Ladies and Gentlemen:

     Reference is made to the note agreements dated as of (i) December 20, 1990, (the "1990 Agreement") among Alexander & Baldwin, Inc., A&B-Hawaii, Inc. (together, the "Issuers") and The Prudential Insurance Company of America ("Prudential"), pursuant to which the Issuers issued and sold, and Prudential purchased, the Issuers' 9.05% Senior Notes due December 15, 1999 in original principal amount of $50,000,000 and (ii) June 4, 1993 (the "1993 Agreement;" the 1990 Agreement and the 1993 Agreement are together referred to as the "Agreements") among the Issuers and Prudential, pursuant to which the Issuers issued and sold, and Prudential purchased, the Issuers' 6.23% Senior Notes due December 15, 1997 and Serial Senior Notes due June 30, 1999-2007 in the aggregate original principal amount of $75,000,000. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the applicable Agreement.

     At the request of the Issuers and pursuant to paragraph 11C of each Agreement, Prudential agrees that, the provisions of Section 6B(3) of each Agreement notwithstanding, the Issuers may permit their indirect wholly owned Subsidiary, Matson Leasing Company, Inc. ("Leasing") to sell substantially all of its assets to XTRA Corporation (the "Transaction") on the terms and conditions set forth in that certain letter of intent dated May 2, 1995, a copy of which has previously been provided to Prudential, and the aggregate purchase price for the Leasing assets being sold in the Transaction shall not count for purposes of computing the Issuers' usage of the basket limitation set forth in clause (v) of Section 6B(3).

     The Issuers represent and warrant that (i) after giving effect hereto, no Default or Event of Default shall exist and (ii) all consents, notices, waivers and other actions by, to or of the Issuers' other lenders that are necessary in connection with the foregoing matter have been made or obtained.

     Please sign a counterpart hereof and return it to the undersigned. This consent shall become effective concurrently with the effectiveness of similar consents being issued by
     Prudential to Leasing in connection with the Transaction, in the manner and to the extent set forth herein.

                              Very truly yours,

                              The Prudential Insurance
                              Company of America

                              By /s/ Raymond G. Kennedy
                              Second Vice President



Acknowledged and Agreed to:

Alexander & Baldwin, Inc.

By /s/ G. Stephen Holaday
Its Vice President



A&B-Hawaii, Inc.

By /s/ G. Stephen Holaday
Its Senior Vice President